                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) December 7, 1994
                                                       ----------------

                      SPELLING ENTERTAINMENT GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




                                    Florida
                                    -------
                 (State or other jurisdiction of incorporation)




  1-6739                                                        59-0862100
  ------                                                        ----------
(Commission                                                    (IRS Employer
File Number)                                                 Identification No.)

                 5700 Wilshire Boulevard
                  Los Angeles, California                          90036
- - --------------------------------------------------------         ----------
        (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (213) 965-5700
                                                          --------------

                                     N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.          OTHER EVENTS.

Effective as of December 7, 1994, Spelling Entertainment Group Inc. (the "Registrant"), certain of its subsidiaries and Viacom Inc. ("Viacom"), as successor to Blockbuster Entertainment Corporation ("Blockbuster") entered into Amendment No. 1 (the "Amendment") to the Credit Agreement (the "Credit Agreement"), dated as of January 31, 1994, by and among the Registrant, the Borrowers named therein and Blockbuster in order to effect certain changes necessitated by the merger (the "Merger") of Blockbuster with and into Viacom effective September 29, 1994.

In connection with the Merger, Blockbuster's credit facility (the "Blockbuster Credit Agreement"), dated as of December 22, 1993, with Bank of America National Trust and Savings Association ("Bank of America"), as Agent, and the other parties thereto was repaid and terminated. The Credit Agreement provided that in the event the Blockbuster Credit Agreement was terminated, the parties thereto were required to negotiate in good faith to reset applicable interest rates and fees to reflect the cost of funds to Viacom under its credit facilities. Such cost of funds to Viacom are higher than were Blockbuster's cost of funds under the Blockbuster Credit Agreement.

The Amendment effects the following changes to the Credit Agreement: (i) increases in the interest rates and fees payable under both the revolving and term portion of the Credit Agreement to levels consistent with those payable under Viacom's credit facilities, (ii) an increase in the total aggregate funds available to the Registrant under the revolving portion of the Credit Agreement from $75 million to $100 million, (iii) the addition of a base rate interest alternative and (iv) certain administrative changes. The parties intend to execute an Amended and Restated Credit Agreement reflecting such changes as soon as practicable.

As of December 7, 1994, Viacom beneficially owned approximately 78% of the outstanding common stock, $0.10 par value per share, of the Registrant. The Registrant believes that the terms of the Credit Agreement, as amended by the Amendment, are as favorable to the Registrant as those which could be obtained from an unaffiliated party. Such terms have been approved by an independent committee of the Registrant's Board of Directors.

Separately, in connection with the repayment and termination of the Blockbuster Credit Facility, a Guaranty provided by the Registrant in favor of Bank of America pursuant to the Blockbuster Credit Facility became null and void. The Registrant has not executed a guaranty with respect to Viacom's credit facilities and has incurred no liability with respect to such facilities or other debt of Viacom.

The descriptions contained herein of the Amendment are modified in their entirety by the terms thereof, a copy of which is attached as Exhibit 99 hereto and which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SPELLING ENTERTAINMENT GROUP INC.




                                   By: /s/ Thomas P. Carson
                                       ------------------------------------
                                       Thomas P. Carson
                                       Executive Vice President, Treasurer
                                       and Chief Financial Officer




Date:  December 22, 1994
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                       SPELLING ENTERTAINMENT GROUP INC.

                                 EXHIBIT INDEX


     Number and
Description of Exhibit
- - ----------------------
         1.      None

         2.      None

         4.      None

         16.     None

         17.     None

         20.     None

         23.     None

         24.     None

         27.     None

         99.     Amendment No. 1 to Credit Agreement, dated as of December 7, 1994 by and among the Registrant, certain of its subsidiaries and Viacom Inc.
